LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned,  Antonio
Tadeu
Coelho Nardocci, have by these presents constituted and appointed and in my place and stead put Leslie J. Parrette, Jr., Christopher
Courts, Shannon
Curran, Michael Shelby, and Marion Greenhalgh, severally, to be my true and lawful attorneys, for me and in my name to sign, file or register, electronically or otherwise, with the appropriate authorities all information, documents or filings in relation to the reporting required by law of any trading of my securities in Novelis Inc.


	I DECLARE that
the power conferred in this Power of Attorney shall remain in full force and effect until due notice in writing of its revocation shall have been given by me.

	FURTHER, I ratify and
confirm whatsoever my attorney
shall lawfully do or cause to be done by virtue of these presents.


	THIS Power of Attorney hereby revokes
all previous Powers of Attorney in
respect of the subject matter hereof.


	IN WITNESS WHEREOF I have set
my hand this 7th day of March, 2006.



								   /s/ Antonio Tadeu
Coelho Nardocci